Exhibit 21

List of subsidiaries of Frontier Communications Corporation*

As of December 11, 2018

Entity Name	Domestic Jurisdiction
Citizens Capital Ventures Corp.	Delaware
Citizens Directory Services Company L.L.C.	Delaware
Citizens Louisiana Accounting Company	Delaware
Citizens Newcom Company	Delaware
Citizens Newtel, LLC	Delaware
Citizens Pennsylvania Company LLC	Delaware
Citizens SERP Administration Company	Delaware
Citizens Telecom Services Company L.L.C.	Delaware
Citizens Telecommunications Company of California Inc.	California
Citizens Telecommunications Company of Idaho	Delaware
Citizens Telecommunications Company of Illinois	Illinois
Citizens Telecommunications Company of Minnesota, LLC	Delaware
Citizens Telecommunications Company of Montana	Delaware
Citizens Telecommunications Company of Nebraska	Delaware
Citizens Telecommunications Company of Nebraska LLC	Delaware
Citizens Telecommunications Company of Nevada	Nevada
Citizens Telecommunications Company of New York, Inc.	New York
Citizens Telecommunications Company of Oregon	Delaware
Citizens Telecommunications Company of Tennessee L.L.C.	Delaware
Citizens Telecommunications Company of The White Mountains, Inc.	Delaware
Citizens Telecommunications Company of Utah	Delaware
Citizens Telecommunications Company of West Virginia	West Virginia
Citizens Utilities Capital L.P.	Delaware
Citizens Utilities Rural Company, Inc.	Delaware
Commonwealth Communication, LLC	Delaware
Commonwealth Telephone Company LLC	Pennsylvania
Commonwealth Telephone Enterprises LLC	Delaware
Commonwealth Telephone Management Services, Inc.	Pennsylvania
CTE Holdings, Inc.	Pennsylvania
CTE Services, Inc.	Pennsylvania
CTE Telecom, LLC	Pennsylvania
CTSI, LLC	Pennsylvania
CU Capital LLC	Delaware
CU Wireless Company LLC	Delaware
Electric Lightwave NY, LLC	Delaware
Evans Telephone Holdings, Inc.	Delaware
Fairmount Cellular LLC	Georgia
Frontier ABC LLC	Delaware
Frontier California Inc.	California

Frontier Communications - Midland, Inc.	Illinois
Frontier Communications - Prairie, Inc.	Illinois
Frontier Communications - Schuyler, Inc.	Illinois
Frontier Communications Corporate Services Inc.	Delaware
Frontier Communications ILEC Holdings LLC	Delaware
Frontier Communications Northwest Inc.	Washington
Frontier Communications of America, Inc.	Delaware
Frontier Communications of Ausable Valley, Inc.	New York
Frontier Communications of Breezewood, LLC	Pennsylvania
Frontier Communications of Canton, LLC	Pennsylvania
Frontier Communications of Delaware, Inc.	Delaware
Frontier Communications of Depue, Inc.	Illinois
Frontier Communications of Georgia LLC	Georgia
Frontier Communications of Illinois, Inc.	Illinois
Frontier Communications of Indiana, LLC	Indiana
Frontier Communications of Iowa, LLC	Iowa
Frontier Communications of Lakeside, Inc.	Illinois
Frontier Communications of Lakewood, LLC	Pennsylvania
Frontier Communications of Michigan, Inc.	Michigan
Frontier Communications of Minnesota, Inc.	Minnesota
Frontier Communications of Mississippi LLC	Mississippi
Frontier Communications of Mt. Pulaski, Inc.	Illinois
Frontier Communications of New York, Inc.	New York
Frontier Communications of Orion, Inc.	Illinois
Frontier Communications of Oswayo River LLC	Pennsylvania
Frontier Communications of Pennsylvania, LLC	Pennsylvania
Frontier Communications of Rochester, Inc.	Delaware
Frontier Communications of Seneca-Gorham, Inc.	New York
Frontier Communications of Sylvan Lake, Inc.	New York
Frontier Communications of the Carolinas LLC	Delaware
Frontier Communications of The South, LLC	Alabama
Frontier Communications of The Southwest Inc.	Delaware
Frontier Communications of Thorntown, LLC	Indiana
Frontier Communications of Virginia, Inc.	Virginia
Frontier Communications of Wisconsin LLC	Wisconsin
Frontier Communications Online And Long Distance Inc.	Delaware
Frontier Communications Services Inc.	Arizona
Frontier Directory Services Company, LLC	Delaware
Frontier Florida LLC	Florida
Frontier Infoservices Inc.	Delaware
Frontier Midstates Inc.	Georgia
Frontier Mobile LLC	Delaware
Frontier North Inc.	Wisconsin

Frontier Security Company	Delaware
Frontier Services Corp.	Connecticut
Frontier Southwest Incorporated	Delaware
Frontier Subsidiary Telco LLC	Delaware
Frontier Techserv, Inc.	Delaware
Frontier Telephone Of Rochester, Inc.	New York
Frontier Video Services Inc.	Delaware
Frontier West Virginia Inc.	West Virginia
GVN Services	California
Navajo Communications Co., Inc.	New Mexico
N C C Systems, Inc.	Texas
Newco West Holdings LLC	Delaware
Ogden Telephone Company	New York
Phone Trends, Inc.	New York
Rhinelander Telecommunications, LLC	Wisconsin
Rib Lake Cellular For Wisconsin RSA #3, Inc.	Wisconsin
Rib Lake Telecom, Inc.	Wisconsin
SNET America Inc.	Connecticut
TCI Technology & Equipment LLC	Delaware
The Southern New England Telephone Company	Connecticut
Total Communications, Inc.	Connecticut

* All entities are direct or indirect wholly-owned subsidiaries of Frontier Communications Corporation.